Exhibit 99.3

Offer to Exchange
8 1/8% Senior Secured Notes due 2016
(Registered Under The Securities Act of 1933)
For Any and All Outstanding
8 1/8% Senior Secured Notes due 2016
of
ALTRA HOLDINGS, INC.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Enclosed are the materials listed below relating to the offer by Altra Holdings, Inc., a Delaware corporation (the “Issuer”), to exchange its new 8 1/8% Senior Secured Notes due 2016 (the “Registered Notes”), pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 8 1/8% Senior Secured Notes due 2016 (the “Original Notes”) upon the terms and subject to the conditions set forth in the Issuer’s Prospectus, dated          , 2010, and the related Letter of Transmittal (which together constitute the “Exchange Offer”).

Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Prospectus.

Enclosed herewith are copies of the following documents:

1. Prospectus dated          , 2010;

2. Letter of Transmittal;

3. Notice of Guaranteed Delivery; and

4. Letter which may be sent to your clients (“Letter to Clients”) for whose accounts you hold Original Notes registered in your name or in the name of your nominee, with an instruction form provided for obtaining such clients’ instructions with regard to the Exchange Offer.

We urge you to contact your clients promptly.  Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2010, unless extended.

The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Issuer that (i) the holder is not an “affiliate” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) of the Issuer, (ii) any Registered Notes acquired in exchange for Original Notes will have been acquired in the ordinary course of the holder’s business, (iii) at the time of commencement of the Exchange Offer, the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Registered Notes to be issued in the Exchange Offer in violation of the Securities Act, (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of Registered Notes, (v) if the undersigned is a broker-dealer that will receive Registered Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, that the undersigned will deliver a prospectus in connection with any resale of such Registered Notes, and (vi) the undersigned is not acting on behalf of any persons or entities who cannot truthfully make the foregoing representations. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Letter to Clients contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations.

The Issuer will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from the Exchange Agent at its address and telephone number set forth on the Letter of Transmittal.

Very truly yours,

Altra Holdings, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF ALTRA HOLDINGS, INC. OR THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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